As filed with the Securities and Exchange Commission on November 2, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONUS NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3629339
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 Technology Park Drive, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan, As Amended

(Full Title of the Plan)

Jeffrey M. Snider
Senior Vice President and General Counsel
Sonus Networks, Inc.
7 Technology Park Drive
Westford, Massachusetts 01886
(978) 614-8100

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copies to:

David E. Zeltner

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	20,000,000	$3.08	$61,600,000	$4,392.08

(1)        In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”) of Sonus Networks, Inc. (the “Company” or the “Registrant”) that may become issuable under the Company’s 2007 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Common Stock affected without the receipt of consideration.

(2)        This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and is based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on October 29, 2010.

(3)        Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as that to which the Registration Statement on Form S-8 (File No. 333-150022) of the Registrant relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-150022) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).   The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

(c)            The Registrant’s Current Reports on Form 8-K filed with the Commission on January 14, 2010; February 9, 2010; February 19, 2010; February 24, 2010; February 25, 2010; March 5, 2010; May 3, 2010; May 4, 2010; May 20, 2010; June 18, 2010; July 16, 2010; August 3, 2010; August 12, 2010; August 25, 2010; October 12, 2010; October 28, 2010; and November 2, 2010;

(d)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(e)            The descriptions of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 5, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following documents are filed as exhibits to this registration:

Exhibit Number	Description
5.1	Opinion of Weil, Gotshal & Manges LLP, counsel to the Registrant.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, the Commonwealth of Massachusetts, on November 2, 2010.

SONUS NETWORKS, INC.

By:	/s/ Jeffrey M. Snider
Name:	Jeffrey M. Snider
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Richard N. Nottenburg, Wayne Pastore and Jeffrey M. Snider, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond P. Dolan	President and Chief Executive Officer	November 2, 2010
Raymond P. Dolan	(Principal Executive Officer)
and Director

/s/ Wayne Pastore	Senior Vice President and Chief Financial Officer	November 2, 2010
Wayne Pastore	(Principal Financial Officer)

/s/ Howard E. Janzen	Chairman	November 2, 2010
Howard E. Janzen

/s/ James K. Brewington	Director	November 2, 2010
James K. Brewington

/s/ John P. Cunningham	Director	November 2, 2010
John P. Cunningham

/s/ Beatriz V. Infante	Director	November 2, 2010
Beatriz V. Infante

/s/ John A. Schofield	Director	November 2, 2010
John A. Schofield

/s/ Scott E. Schubert	Director	November 2, 2010
Scott E. Schubert

/s/ Paul J. Severino	Director	November 2, 2010
Paul J. Severino

/s/ H. Brian Thompson	Director	November 2, 2010
H. Brian Thompson

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Weil, Gotshal & Manges LLP, counsel to the Registrant.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page).